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                                                                   EXHIBIT 10.11

April 10, 1998

Terrence S. Tucker
Supervisor - Industrial Materials Purchasing
Rouge Steel Company
3001 Miller Road
Dearborn, MI 48121

Subject:  Amendment #1 to Oxygen, Nitrogen and Argon Supply Agreement

Dear Terry:

         Reference is made to the Oxygen, Nitrogen and Argon Supply Agreement dated November 16, 1993 by and between Praxair, Inc. and Rouge Steel Company (the "Agreement") pursuant to which Praxair supplies oxygen, nitrogen and argon to Rouge Steel's plant located at Dearborn, Michigan.

         The Agreement shall be amended effective as of the date this Amendment is accepted by Praxair as follows: by the following:
The language contained in Article 1.3 shall be deleted in its entirety and replaced

         "1.3 "As-Available Oxygen" means oxygen delivered to Buyer hereunder as provided in Article 2.2 at a maximum instantaneous demand rate in excess of the maximum instantaneous demand rate for Gaseous Oxygen as set forth in Article
1.11 up to a maximum instantaneous demand rate of 1,800,000 standard cubic feet per hour during the period from Amendment #1 Effective Date until Plant #17 Startup Date, and up to a maximum instantaneous demand rate of 2,200,000 standard cubic feet per hour beginning as of Plant #7 Startup Date." by the following:
The language contained in Article 1.5 shall be deleted in its entirety and

          "1.5 "Buyer's Nitrogen Requirements" means Buyer's total present and future requirements, in gaseous and liquid form, of nitrogen, other than that supplied in cylinders, for use at Buyer's Plant; provided, however, in the event Buyer should require nitrogen for use at Buyer's Plant in connection with any new technological process utilized at Buyer's Plant subsequent to the date of this Agreement which requires investment, either by Buyer or another party, where as a condition of using such new process Buyer is required to purchase its nitrogen requirements for use in such process from a supplier other than Seller, and a similar process is not available from Seller at a competitive price, any nitrogen so required for use at Buyer's Plant under such conditions shall not be deemed to be included in the definition of "Buyer's Nitrogen Requirements" for purposes of this Agreement; and further provided, that notwithstanding anything contained in this Article 1.5, in no event shall Buyer be relieved of its obligation to pay for a minimum of 102,200,000 cubic feet of Gaseous Nitrogen each Month until Plant #7 Startup Date at the then current Gaseous Nitrogen price even if no nitrogen is taken during any such Month, and in no event shall Buyer be relieved of its obligation to pay for a minimum of 138,700,000 cubic feet of Gaseous Nitrogen each Month beginning as of Plant #7 Startup Date at the then current Gaseous Nitrogen price even if no nitrogen is taken during any such Month during the term hereof as provided in Article 11.3."
         by the following:
The language contained in Article 1.6 shall be deleted in its entirety and replaced

"1.6 "Buyer's Oxygen Requirements" means Buyer's total present and future requirements, in gaseous and liquid

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form, of oxygen, other than that supplied in cylinders, for use at Buyer's
Plant; provided, however, in the event Buyer should require oxygen for use at Buyer's Plant in connection with any new technological process utilized at Buyer's Plant subsequent to the date of this Agreement which requires investment, either by Buyer or another party, where as a condition of using such new process Buyer is required to purchase its oxygen requirements for use in such process from a supplier other than Seller, and a similar process is not available from Seller at a competitive price, any oxygen so required for use at Buyer's Plant under such conditions shall not be deemed to be included in the definition of "Buyer's Oxygen Requirements" for purposes of this Agreement; and further provided, that notwithstanding anything contained in this Article 1.6, in no event shall Buyer be relieved of its obligation to pay for a minimum of 547,500,000 cubic feet of Gaseous Oxygen each Month until Plant #7 Startup Date at the then current Gaseous Oxygen price even if no oxygen is taken during any such Month, and in no event shall Buyer be relieved of its obligation to pay for a minimum of 839,500,000 cubic feet of Gaseous Oxygen each Month beginning as of Plant #7 Startup Date even if no oxygen is taken during any such Month during the term hereof as provided in Article 11.2."

by the following:
The language contained in Article 1.10 shall be deleted in its entirety and replaced

"1.10 "Gaseous Nitrogen" means nitrogen delivered at a maximum instantaneous demand rate not to exceed 300,000 standard cubic feet per hour (when measured at one (1) minute intervals) until Plant #7 Startup Date, and at a maximum instantaneous demand rate not to exceed 400,000 standard cubic feet per hour (when measured at one (1) minute intervals) beginning as of Plant #17 Startup Date

5. The language contained in Article 1.11 shall be deleted in its entirety and replaced by the following:

"1.11 "Gaseous Oxygen" means oxygen delivered at a maximum instantaneous demand rate not to exceed 1,300,000 standard cubic feet per hour (when measured at one
(1) minute intervals) until Plant #7 Plant Startup Date, and at a maximum instantaneous demand rate not to exceed 2,000,000 standard cubic feet per hour (when measured at one (1) minute intervals) beginning as of Plant #17 Startup Date."

6. A new Article 1.28 shall be added to provide as follows:

"1.28 "Amendment #1 Effective Date" means the date on which Amendment #1 to this Agreement is accepted by Seller."

7. A new Article 1.29 shall be added to provide as follows:

"1.29 "Plant #7" means Seller's next air separation plant that will be located at or near Ecorse and River Rouge, Michigan and which is expected to become operational on or about November 30, 1999."

8.       A new Article 1.30 shall be added to provide as follows:

"1.30 "Plant #7 Startup Date" means the date on which Plant #7 is declared to be operational by Seller, which date will be documented in a letter from Seller to Buyer."

9.       Effective as of Plant #7 Startup Date the language contained in Article
11.1 shall be deleted in its entirety and replaced by the following:


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"11.1 As promptly as possible after the end of each Month, Seller will read the metering equipment installed pursuant to Article 12 to determine the quantities of oxygen and nitrogen delivered to Buyer during such Month. Based upon such readings, Seller will invoice Buyer and Buyer will pay Seller in accordance with the prices set forth below as adjusted under Articles 11.4 and 11.7 plus the amount of any sales, use or other excise taxes now or hereafter imposed by reason of such sale or delivery.

BASE GASEOUS OXYGEN PRICES
         FIRST BLOCK
         FIRST 1,150,000 CUBIC FEET PER HOUR
         SECOND BLOCK
         Next 650,000 cubic feet per hour
         THIRD BLOCK
         Next 200,000 cubic feet per hour

BASE AS-AVAILABLE OXYGEN PRICE
         Any QUANTITY

BASE SUPPLEMENTAL OXYGEN PRICE
         First 1,500,000 cubic feet per day
$01200 per 100 cubic feet

$0.08 17 per 100 cubic feet

$01098 per 100 cubic feet


$0.1383 per 100 cubic feet

Next 1,500,000 cubic feet per day All over 3,000,000 cubic feet per day

BASE GASEOUS NITROGEN PRICE ALL NITROGEN up to 400,000
         cubic feet per hour
$36 per 100 cubic feet
$36 per 100 cubic feet, plus 1.2
times any additional costs related to special purchase, freight or handling or $45 per 100 cubic feet, whichever price is lower.


$0049 per 100 cubic feet

BASE SUPPLEMENTAL NITROGEN PRICE
         Any QUANTITY




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10.
by the following:

$0405 per 100 cubic feet"
The language contained in Article 11.2 shall be deleted in its entirety and replaced

"11.2 Buyer will be obligated to pay for a minimum of 547,500,000 cubic feet of Gaseous Oxygen each Month until Plant #7 Startup Date at the then current First Block Gaseous Oxygen price even if no oxygen is taken during any such Month, and Buyer will be obligated to pay for a minimum of 839,500,000 cubic feet of Gaseous Oxygen each Month beginning as of Plant #7 Startup Date at the then current First Block Gaseous Oxygen price even if no oxygen is taken during any such Month."

11. The language contained in Article 11.3 shall be deleted in its entirety and replaced by the following:

"11.3 Buyer will be obligated to pay for a minimum of 102,200,000 cubic feet of Gaseous Nitrogen each Month until Plant #7 Startup Date at the then current Gaseous Nitrogen price even if no nitrogen is taken during any such Month, and Buyer will be obligated to pay for a minimum of 138,700,000 cubic feet of Gaseous Nitrogen each Month beginning as of Plant #7 Startup Date at the then current Gaseous Nitrogen price even if no nitrogen is taken during any such Month."

12. Effective as of Plant #7 Startup Date the language contained in Article 11.4 shall be deleted in its entirety and replaced by the following:

"11.4 During the term of this Agreement the prices set forth in Article 11.1 shall increase or decrease as hereinafter provided in this Article 11.4. The Base Gaseous Oxygen Prices and Base As-Available Oxygen Price shall be adjusted on January 1st of each year based upon changes in the Producer Price Index and upon changes in the Hot Rolled Sheet Producer Price Index Code Number 1017-0311, and shall be adjusted on the first day of each Month during the term of this Agreement based upon changes in the cost of electric power using the following formulas:

For the First Block and Third Block Base Gaseous Oxygen Prices
                     and the Base As-Available Oxygen Price



               NP=BPF54(A~Ar!-'~+ ~ 0( PPINEW") + i0( HRINEW + 261
                                       -------        ------
                    L'\EBASEJ       \..PPLBASEI   \.HRLBASE,'


                 For the Second Block Base Gaseous Oxygen Price
                 --- ------------------------------------------
               NP=CF{o.8(~g!w) + 0.                 + 0. I(HRIB )]



Where:

                 --   New Gaseous Oxygen Prices or New As-Available Oxygen Price

                 -- First Block and Third Block Base Gaseous Oxygen Prices or Base As-Available Oxygen Price

                 --   Second Block Base Gaseous Oxygen Price

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                 --   The July 1992 through December 1992 six Month average of
                      the Producer Price Index - Industrial Commodities less Fuels and Related Products and Power as published by the United States Department of Labor, Bureau of Labor Statistics.

                  -- The average Producer Price Index - Industrial Commodities less Fuels and Related Products and Power (where the base is 1982=100) published by the United States Department of Labor, Bureau of Labor Statistics for the most recently completed quarter-yearly period ending on the last day of December.

                  -- The average cost of electric power for the Month of January, 1993 as computed under the Detroit Edison Company's Supply Rate Schedule R-10.

                 -- The new average cost of electric power for the most recently completed Month as computed under the Detroit Edison Company's Supply Rate Schedule R-10 or any schedule which may supersede such schedule under which Seller is purchasing power, plus any taxes or surcharges related thereto. In the event Seller realizes electrical energy cost savings as a result of the application of special rates to the operation of the Nitrogen Supply System or the Oxygen Supply System in lieu of Detroit Edison Company's Supply Rate Schedule R-10 or any schedule which may supersede such schedule, and such savings are achieved by Seller at no appreciable additional risk, capital cost or other economic penalty, Seller shall pass through to Buyer fifty percent (50%) of the net electrical energy cost savings so realized by Seller; provided, however, that any savings that are passed through to Buyer shall only be based upon Buyer's actual consumption of Gaseous Nitrogen and Gaseous Oxygen produced by the Nitrogen Supply System or the Oxygen Supply System, as the case may be.

 = 95.9, which represents the Hot Rolled Sheet Producer Price Index Code Number 1017-0311 for the Month of July, 1993.

 = The Average Hot Rolled Sheet Producer Price Index Code Number 1017-0311 for the most recently completed calendar year.

The Base Gaseous Nitrogen Price shall be adjusted on January 1st of each year based upon changes in the PPI, and shall be adjusted on the first day of each Month during the term of this Agreement based upon changes in the cost of electric power using the following formula:


                      NPn=BPn[.40(f~) + .40 (PPIBASE) +.20]


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where:


                  =        New Gaseous Nitrogen Price

                  =        Base Gaseous Nitrogen Price

and Ebase, Enew, PPlbase and PPInew shall have the same meanings as provided in this Article 11.4, above."
                                       13.
by the following:
The language contained in Article 11.5 shall be deleted in its entirety and replaced

          "11.5 Seller will invoice Buyer and Buyer will pay Seller for Liquid Argon supplied hereunder in accord with the price set forth below, as adjusted in accord with Article 11.6, plus the amount of any sales, use or other excise tax now or hereafter imposed in connection with the supply of Liquid Argon hereunder.

BASE LIQUID ARGON PRICE ANY QUANTITY (UP TO 10,000,000 CUBIC FEET PER MONTH) $1.45 per 100 cubic feet

In addition to the price set forth above, Buyer will pay to Seller each Month during the term of this Agreement beginning with the Month in which the Agreement Date occurs a Base Liquid Argon Monthly Charge of $1500.00 plus the amount of any sales, use or other excise tax related thereto; provided, however, in the event the Agreement Date occurs on a date in any Month other than the first of such Month, or in the event this Agreement terminates on a date by the following:
The language contained in Article 19.1 shall be deleted in its entirety and replaced
         "19.1 This Agreement will be in effect from the Agreement Date and will continue in effect until December 1, 2009 or as may be extended pursuant to
Article 16.3 and thereafter until terminated by either party upon giving not less than twelve (12) months prior written notice of such termination to the other party."

Except as set forth above, all terms and conditions of the Agreement shall remain unchanged and shall continue in full force and effect. If the forgoing is acceptable to you, please indicate your acceptance by signing in the space below and returning both documents to us. A fully executed document will be returned for your files.




                                                      Submitted by:


                                                      F. B. DARLING
                                                      Key Account Manager
                                                      Praxair, Inc.


Accepted by:
Rouge Steel Co



/s/ Daniel A. Marion
V.P. Purch & Trans
5/6/98